BY-LAW  NUMBER 1

A by-law relating generally to the conduct of the business and affairs of:

TRACER PETROLEUM CORPORATION
(hereinafter called the "Corporation")

IT IS HEREBY ENACTED as a by-law of the Corporation as follows:

1. INTERPRETATION

1.01 In the by-laws of the Corporation, unless the context otherwise specifies or requires:
(a) "Act" means the Canada Business Corporations Act, as from time to tiine amended and every statute that may be substituted therefor and, in the case of such substitution, any references in the by-laws of the Corporation to provisions of the Act shall be read as references to the substituted provisions therefor in the new statute or statutes;

(b) "appoint" includes "elect" and vice versa;

(c) "board" means the board of directors of the Corporation;

(d) "by-laws" means this by-law and all other by-laws of the Corporation from time to time in force and effect;

(e) "meeting of shareholders" includes an annual or other general meeting of shareholders and a special meeting of shareholders;

(f) "Regulations" means the regulations under the Act as published or from time to time amended and every regulation that may be substituted therefor and, in the case of :;uch substitution, any references in the by-laws of the Corporation to provisions of the Regulations shall be read as references to the substituted provisions therefor in the new regulations;
(g) "signing officer" means, in relation to any instrument, any person authorized to sign the same on behalf of the Corporation by virtue of section 3.0I of this by-law or by a resolution passed pursuant thereto; and

(h) "special meeting of shareholders" includes a meeting of any class or classes of shareholders. Save as aforesaid, all terms which are contained in the by-laws of the Corporation and which are defined in the Act or the Regulations shall, unless the context otherwise specifies or requires, have the meanings given to such terms in the Act or the Regulations. Words importing the singular number include the plural and vice versa; the masculine shall include the feminine; and the word "person" shall include an individual, partnership, association, body corporate, trustee, executor, administrator and legal representative. Headings used in the by- laws are inserted for reference purposes only and are not to be considered or taken into account in construing the terms or provisions thereof or to be deemed in any way to clarify, modify or explain the effect of any such terms or provisions.

2.    BANKING AND SECURITIES

2.01 Banking Arrangements
The banking business of the Corporation including, without limitation, the borrowing of money and the giving of security there for, shall be transacted with such banks, trust companies or other bodies corporate or organizations as may from time to time be designated by or under the authority of the board. Such banking business or any part thereof shall be transacted under such agreements, instructions and delegations of power as the board may from time to time prescribe or authorize.

2.02 Voting Rights in Other Bodies Corporate

The signing officers of the Corporation may execute and deliver instruments of proxy and arrange for the issuance of voting certificates or other evidence of the right to exercise the voting rights attaching to any securities held by the Corporation. Such instruments, certificates or other evidence shall be in favour of such person or persons as may be determined by the person signing or arranging for them. In addition, the board may direct the manner in which and the person or persons by whom any particular voting rights or class of voting rights may or shall be exercised.

3. EXECUTION OF INSTRUMENTS

3.01 Authorized Signing Officers

Unless otherwise authorized by the directors, all material deeds, transfers, assignments, contracts, obligations, certificates and other instruments may be signed on behalf of the Corporation by any two of the president, chairman of the board, any vice-president, any director, secretary, treasurer, any assistant secretary or any assistant treasurer or any other office created by by-law or by the board. In addition, the board may from time to time direct the manner in which the person or persons by whom any particular instrument or class of instruments may or shall be signed. Any signing officer may affix the corporate seal to any instrument requiring the same, but no instrument is invalid merely because the corporate seal is not affixed thereto.

3.02 Cheques, Drafts and Notes

All cheques, drafts or orders for the payment of money and all notes and acceptances and bills of exchange shall be signed by such officer or officers or person or persons, whether  or not  officers  of the Corporation, and in such manner as the board may from time to  time  designate  by resolution.

4. DIRECTORS

4.01 Number

The board shall consist of such number of directors as is fixed by the articles, or where the articles specify a variable number, shall consist of such number of directors as is not  less  than  the minimum nor more than the maximum number of directors provided in the articles and as shall be fixed from time to time by resolution of the directors.

4.02 Election and Term

Subject to the articles or a unanimous shareholder agreement the election of directors shall take place at each annual meeting of shareholders and all of the directors then in office, unless  elected  for a longer period of time (not to exceed the close of the third (3rd) annual  meeting  of  shareholders following election), shall retire but, if qualified, shall be eligible for re-election. The number of directors to be elected at any such meeting shall, subject to the articles or a unanimous shareholder agreement, be the number of directors then in office,  or  the  number  of  directors whose terms of office expire at the meeting, as the case may be, except that if cumulative voting is not required by the articles and the articles otherwise permit, the shareholders may resolve to elect some other number of directors. Where the shareholders adopt an amendment to the articles to increase the number or mini mum number of directors, the shareholders may, at the meeting at  which they adopt the amendment, elect the additional number of directors authorized by the amendment. If an election of directors is not held at the proper time, the incumbent directors shall continue in office until their successors are elected. If the articles provide for cumulative voting,  each director elected by shareholders (but not directors elected or appointed by creditors or employees) ceases to hold office at the annual meeting and each shareholder entitled to vote at an election of directors has the right to cast  a number  of votes equal  to the number  of votes attached to the shares held by him multiplied by the number of directors he is entitled to vote for, and  he  may cast all such votes in favour of one candidate or distribute them among the candidates in any manner.

If he has voted for more than one candidate without specifying the distribution among such candidates, he shall be deemed to have divided  his votes equally  among the candidates for whom he voted.

4.03 Removal of Directors

Subject to the Act and the articles, the shareholders may by ordinary resolution passed at a special meeting remove any director from office, except a director elected by employees or creditors pursuant to the articles or a unanimous shareholder agreement, and the vacancy created by such removal may be filled at the same meeting, failing which it may be filled by the board. Provided, however, that if the articles provide for cumulative voting, no director shall  be removed  pursuant  to this section where the votes cast against the resolution for his removal would, if cumulatively voted at an election of the full board, be sufficient to elect one or more directors.

4.04Consent

A person who is elected or appointed a director is not a director unless:

(a)  he was present at the meeting when he was elected or appointed and did not refuse  to act as a director, or

(b)  if he was not present at the meeting when he was elected or appointed:

  (i)  he consented in writing to act as a director before his election or  appointment or within ten (I 0) days after it, or

  (ii)  he has acted as a director pursuant to the election or appointment.

4.05 Vacation of Office

A director of a corporation ceases to hold office when:
(a) he dies or resigns;

(b) he is removed in accordance with section  I 04 of the Act; or

(c) he becomes disqualified under subsectionl00(I) of the Act.

4.06 Committee of Directors

The directors may appoint from among their number a committee of directors, howsoever designated, and subject to section 110 of the Act may delegate to such  committee  any  of the powers of the directors. A committee may be comprised of one director.

4.07 Transaction of Business of Committee

Subject to the provisions of this by-law with respect to participation by telephone, the powers of a committee of directors may be exercised by a meeting at which a quorum is  present  or  by resolution in writing signed by all of the members of such committee who  would  have  been entitled to vote on that resolution at  a  meeting  of the committee.  Meetings  of such  committee may be held at any place in or outside Canada and may be called by any one member of the committee giving notice in accordance with the by-laws governing the calling  of  directors' meetings.

4.08 Procedure
Unless otherwise determined herein or by the board, each committee shall have the power to fix its quorum at not less than a majority of its members, to elect its chairman and to regulate its procedure.

4.09 Remuneration and Expenses

The directors shall be paid such remuneration for their services as the board may from time to time determine and shall also be entitled to be reimbursed for travelling and other expenses properly incurred by them in attending meetings of the board or any committee thereof Nothing herein contained shall preclude any director from serving the Corporation in any other capacity and receiving remuneration therefor.

4.10 Vacancies

Subject to the provisions of the Act, if a quorum of the board remains in office, the board may fill a vacancy in the board, except:

(a) a vacancy resulting from an increase in the number or a minimum number of directors; or

(b) a failure to elect the number or minimum number of directors required by the articles.
In the absence of a quorum of the board, or if the board is not permitted to fill such vacancy, the board shall forthwith call a special meeting of shareholders to fill the vacancy. If the board fails to call such meeting or if there are no such directors then in office, any shareholder may call the meeting.

5. MEETINGS OF DIRECTORS

5.01 Place of Meetings

Unless the by-laws otherwise provide, the directors may meet at any place.

5.02 Notice of Meetings
A notice of a meeting of directors shall specify any matter referred to in paragraphs (a) through G) herein that is to be dealt with at the meeting, but, unless the by-laws otherwise provide, need not specify the purpose of the business to be transacted at the meeting. No committee of directors  has authority to:

(a) submit to the shareholders any question or matter requiring the approval of the shareholders;

(b) fill a vacancy among the directors or in the office of auditor;

(c) issue securities except in the manner and on the terms authorized by the directors;

(d) declare dividends;

(e) purchase, redeem or otherwise acquire shares issued by the Corporation, except in the manner and on the terms authorized by the directors;

(f) pay a commission for the sale of shares;

(g) approve a management proxy circular;

(h) approve a take-over bid circular or directors' circular;

(i) approve any financial statements to be placed before the shareholders at an annual meeting; or

(j) adopt, amend or repeal by-laws.

Provided, however, that a director may in any manner waive notice of a meeting and attendance of a director at a meeting of directors shall constitute a waiver of notice of the meeting except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

For the first meeting of the board of directors to be held immediately following an election of directors or for a meeting of the board of directors at which a director is to be appointed to fill a vacancy in the board, no notice of such meeting shall be necessary to the newly elected or appointed director or directors in order to legally constitute the meeting, provided that a quorum of the directors is present.

5.03 Adjourned Meeting

Notice of an adjourned meeting of the board is not required if the time and place of the adjourned meeting is announced at the original meeting.

5.04 Calling of the Meetings

Meetings of the board shall be held from time to time at such time and at such place as the board, the chairman of the board, the president or any two directors may determine. Should more than one of the above-named call a meeting at or for substantially the same time, there shall be held only one meeting and such meeting shall occur at the time and place deterimined by, in order of priority, the board, the chairman, or the president.

5.05 Regular Meetings

The board may appoint a day or days in any month or months for regular meetings of the board at a place and hour to be named. A copy of any resolution of the board fixing the place and time of such regular meetings shall be sent to each director forthwith after being passed, and forthwith to each director subsequently elected or appointed, but no other notice shall be required for any such regular meeting except  where the Act or this by-law  re quires the purpose thereof or the business  to be transacted there at to be specified.

5.06 Chairman

The chairman of any meeting of the board shall be the first mentioned of such of the following officers as have been appointed and who is a director and  is present  at the meeting:  chairman  of the board or president. If no such officer is present, the directors present shall choose one of their number to be chairman.

5.07 Quorum

Subject to the following section 5.08, the quorum for the transaction of business at any meeting of the board shall consist of a majority of the directors holding office or such greater number of directors as the board may from time to time determine.

5.08 Canadian Representation at Meetings

Directors may transact business at a meeting of directors, notwithstanding  that  none  of  the resident Canadian directors are present at such meeting.

5.09 Voting

Questions arising at any meeting of the board of directors shall be decided by a majority of votes, the chairman of the meeting shall be entitled to vote and the chairman shall have a second or casting vote in the event of an equality of votes.

5.10 Meeting by Telephone

A director, if all the directors of the Corporation consent, may participate  in  a  meeting  of the board or a committee of the board by means of such telephone  or other  communication  facilities, as permit all persons participating in the meeting to hear each other, and a director participating in such meeting by such means is deemed to be present at the meeting. Any such consent shall be effective whether given before or after the meeting to which it relates and may  be given  with respect to all meetings of the board and of committees of directors held while a director  holds  office.

5.11 Resolution in Lieu of Meeting

Notwithstanding any of the foregoing provisions of this by-law, a resolution in writing signed by all the directors entitled to vote on that resolution at a meeting of the directors or a committee of directors is as valid as if it had been passed at a meeting of the directors or a committee of directors. A copy of every such resolution shall be kept with the minutes of the proceedings of the directors or committee of directors. Any such resolution in writing is effective for all purposes at such time as the resolution states regardless of when the resolution is signed.

5.12 Amendments to the Act

It is hereby affirmed that the intention of sections 4.06, 5.08 and 7.03 as they relate to Canadian representation is to comply with the minimum requirements of the Act and in the event that such minimum requirements shall be amended, deleted or replaced such that no, or lesser, requirements with respect to Canadian representation are then in force, such sections shall be. correspondingly amended, deleted or replaced.

6. PROTECTION OF DIRECTORS, OFFICERS AND OTHERS

6.01 Conflict of Interest

A director or officer shall not be disqualified by his office, or be required to vacate his office, by reason only that he is a party to, or is a director or officer or has a material interest  in any person who is a party to, a material contract or proposed material contract with the Corporation or a subsidiary thereof.

Such a director or officer shall, however, disclose the nature and extent of his interest  in the  contract  at the time and in the manner  provided  by the  Act.  Subject  to  the provisions of the Act, a director shall not by reason only of his office be accountable to the Corporation or to its shareholders for any profit or gain  realized from such a contract  or transaction,  and  such contract or transaction shall not be void or voidable by reason only of the director's interest therein, provided that the required declaration and disclosure of interest is properly made, the contract or transaction is approved by the directors or shareholders, if necessary, and if it was fair and reasonable to the Corporation at the time it was approved and, if required by the Act, the director refrains from voting as a director on the contract or transaction.

6.02 Limitation of Liability

Every director and officer of the Corporation in exercising his powers and discharging  his duties shall act honestly and in good faith with a view to the best interests of the Corporation and shall exercise the care, diligence and skill that a reasonably prudent person would  exercise  in  comparable circumstances. Subject to  the foregoing,  no director  or officer for the time being  of  the Corporation shall be liable for the acts, neglects or de faults of any other director or officer or employee or for joining in any act for conformity,  or for any loss,  damage  or  expense  happening to the Corporation through the insufficiency or deficiency of title to any property acquired by the Corporation or for or on behalf of the Corporation or for the insufficiency or deficiency of any security in or upon which any of the moneys of or belonging to the Corporation shall be placed out or invested or for any loss, conversion, misapplication or misappropriation of or any damage resulting from any dealings with any moneys, securities or other assets belonging to the Corporation or for any loss or dam age arising from the bankruptcy, insolvency or tortious acts of any person with whom any of the moneys, securities or effects of the Corporation shall be deposited, or for any loss occasioned by any error of judgment or oversight on his part, or for any other loss, damage or misfortune whatever which may happen in the execution of the duties of his respective office or trust or in relation thereto; provided that nothing herein shall relieve any director or officer from the duty to act in accordance with the Act and the regulations thereunder or from liability for any breach thereof. The directors for the time being of the Corporation shall not be under any duty or responsibility in respect of any contract, act or transaction whether or not made, done or entered into in the name or on behalf of the Corporation, except such as shall have been submitted to and authorized or approved by the board of directors.

No act or proceeding of any director or officer or the board shall be deemed invalid or ineffective by reason of the subsequent ascertainment of any irregularity in regard to such act or proceeding or the election, appointment or qualification of such director or officer or board.

6.03 Indemnity

Subject to section 119 of the Act, the Corporation shall indemnify a director or officer of the Corporation, a former director or officer of the Corporation or a person who acts or acted at the Corporation's request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Corporation or body corporate, if:

(a) he acted honestly and m good faith with a view to the best interests of the Corporation; and

(b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

The Corporation shall also indemnify such persons in such other circumstances as the Act permits or requires. Nothing herein contained shall limit the right of any person entitled to indemnity to claim indemnity apart from the provisions of this section 6.03.

6.04 Insurance

The Corporation may purchase and maintain insurance for the benefit of any person referred to in section 6.03 against any liability incurred by him:

(a) in his capacity as a director or officer of the Corporation, except where the liability relates to his failure to act honestly and in good faith with a view to the best interests of the Corporation; and

(b) in his capacity as a director or officer of another body corporate where he acts or acted in that capacity at the Corporation's request, except where the liability relates to his failure to act honestly and in good faith with a view to the best interests of the body corporate.
7. OFFICERS

7.01  Election or Appointment

Subject to any unanimous shareholder agreement, the board may, from time to time, appoint a chairman of the board, a president, one or more vice-presidents, a secretary, a treasurer and such other officers as the board may determine, including one or more assistants to any of the officers so appointed. The board may specify the duties of and, in accordance with this by-law and subject to the provisions of the Act, delegate to such officers’ powers to manage the business and affairs of the Corporation. Except for a chairman of the board of directors who must be a director, an officer may, but need not be, a director and one person may hold more than one office.
7.02 Chairman of the Board

The chairman of the board shall, when present, be entitled to preside at all meetings of the board, committees of directors and at all meetings of shareholders.

The chairman of the board shall, subject to the provisions of the Act, have such powers and duties as the board may specify. During the absence or disability of the chairman of the board, his duties shall be performed, and his powers exercised by the president.

7.03 President

The president shall, subject to the authority of the board, have full power to manage and direct the business and affairs of the Corporation and shall be the Chief Executive Officer of the Corporation. Unless he is a director, he shall not preside as chairman at any meeting of directors or of a committee of directors.

7.04 Vice-President

During the absence or disability of the president, his duties shall be performed and his powers exercised by the vice-president or, if there is more than one, by the vice-president designated from time to time by the board or the president; provided, however, that a vice-president who is not a director shall not pre side as chairman at any meeting of directors or of a committee of directors. A vice-president shall have such other powers and duties as the board, or the president may prescribe.

7.05 Secretary

The secretary shall attend and be the secretary of all meetings of the board, shareholders and committees of the board and shall enter or cause to be entered in records kept for that purpose minutes of all proceedings thereat; he shall give or cause to be given, as and when instructed, all notices to shareholders, directors, officers, auditors and members of committees of the board; he shall be the custodian of the stamp or mechanical device generally used for affixing the corporate seal of the Corporation and of all books, papers, records, documents and instruments belonging to the Corporation, except when some other officer or agent  has been  appointed  for  that  purpose; and he shall have such other powers and duties as the board or the chief executive officer may specify.

7.06 Treasurer

The treasurer shall keep proper accounting records in compliance with the Act and shall be responsible for the deposit of money, the safekeeping of securities and the disbursement  of the  funds of the Corporation; he shall render to the board whenever required an account of all his transactions and he shall have such other powers and duties as  the  board  or  chief  executive officer, if any, or the president may specify.

7.07 General Manager or Manager

If elected or appointed, the general manager shall have, subject to the authority of the board, the  chief executive officer, if any, and the president, full power to manage and direct the business and affairs of the Corporation (except such matters and duties as by law must be  transacted  or performed by the board and/or by the shareholders) and to employ and discharge agents and employees of the Corporation and may delegate to him or them any lesser authority. A general manager or manager shall conform to all lawful orders given to him by the board and shall at all reasonable times give to the directors or any of them  all information  they may  require regarding  the affairs of the Corporation. Any agent or employee  appointed  by  a  general  manager  or manager shall be subject to discharge by the board.

7.08 Powers and Duties of Other Officers

The powers and  duties of all other officers shall  be such as the terms of their engagement  call for  or as the board, or the chief executive officer, if any, or the president may specify. Any of the  powers and duties of an officer to whom an assistant has been appointed may be exercised and performed by such assistant, unless the board or the chief executive officer, if any, or the president otherwise directs.

7.09 Variation of Powers and Duties

The board may from time to time and subject to the provisions of the Act, vary, add to or limit the powers and duties of any officer.

7.10 Vacancies

If the office of any officer of the Corporation shall be or become vacant by reason of death, resignation, disqualification or otherwise, the directors by resolution shall, in the case of the president or the secretary, and may, in the case of any other office, appoint a person to fill such vacancy.

7.11 Remuneration and Removal

The remuneration of all officers appointed by the board of directors shall be determined from time to time by resolution of the board of directors. The fact that any officer or employee is a director or shareholder of the Corporation shall not disqualify him from receiving such remuneration as may be determined. All officers, in the absence of agreement to the contrary, shall be subject to removal by resolution of the board of directors at any time, with or without cause.

7.12 Agents and Attorneys

The Corporation, by or under the authority of the board, shall have power from time to time to appoint agents or attorneys for the Corporation in or outside Canada with such powers (including the power to sub-delegate) of management, administration or otherwise as may be thought fit.
7.13 Conflict of Interest

An officer shall disclose his interest in any material contract or proposed material contract with the Corporation in accordance with section 6.01.

7.14 Fidelity Bonds

The board may require such officers, employees and agents of the Corporation as the board deems advisable to furnish bonds for the faithful discharge of their powers and duties, in such forms and with such surety as the board may from time to time determine.

8. SHAREHOLDERS' MEETINGS

8.01 Annual Meetings

Subject to the Act, the annual meeting of shareholders shall be held at such time and on such day in each year and, subject to section 8.03, at such place or places as the board, the chairman of the board or the president may from time to time determine, for the purpose of considering the financial statements and reports required by the Act to be placed before the annual meeting, electing directors, appointing auditors if required by the Act or the articles, and for the transaction of such other business as may properly be brought before the meeting.
8.02 Special Meetings

The board shall have the power to call a special meeting of shareholders at any time.

8.03 Place of Meetings

Meetings of shareholders shall be held at any place within Canada as the directors may by resolution determine or, if all the shareholders entitled to vote at the meeting so agree or if the articles so provide, outside Canada.

8.04 Record Date for Notice

The board may fix in advance a date, preceding the date of any meeting of shareholders  by  not more than fifty (50) days and not less than twenty-one (21) days, as a record date for the determination of shareholders entitled to notice of the meeting. If no record date  is fixed,  the  record date for the determination of the shareholders entitled to receive notice of the meeting shall be the close of business on the date immediately preceding the day on which the  notice is given or, if no notice is given, the day on which the meeting is held.

8.05 Notice of Meeting

Notice of the time and place of each meeting of shareholders shall be sent  not  less than  twenty- one (21) days and not more than fifty (50) days before the meeting to each shareholder entitled to vote at the meeting, each director and the auditor of the Corporation. Such notice may be sent by mail addressed to, or may be delivered personally to, the shareholder, at  his  latest  address  as shown in the records of the Corporation or its transfer  agent,  to  the director,  at his latest  address as shown in the records of the Corporation or in the last  notice filed  pursuant  to  section  101 or 108 of the Act, or to the auditor, at his most recent address as shown in the records of the Corporation. A notice of meeting of shareholders sent by  mail  to  a  shareholder,  director  or auditor in accordance with the above is deemed to be sent on the day on which it was deposited in the mail. A notice of a meeting  is not required  to  be sent  to  shareholders  who are not registered on the records of the Corporation or its transfer agent  on the  record  date as determined  according to section 8.04 hereof. Notice of a meeting of shareholders at which special business is to be transacted shall state the nature of such business in sufficient detail to permit the shareholder to  form a reasoned judgment thereon and shall state the text of any special resolution to be submitted  to the meeting.

8.06 Right to Vote

Subject to the  provisions of the Act as to  authorized  representatives of any other body corporate,  at any meeting of shareholders in respect  of which the Corporation  has prepared  the  list referred  to in section 8.07 hereof, every person who is named in such  list shall  be entitled  to  vote the  shares shown thereon opposite his name except to the extent that such  person  has transferred  any of his shares after the record date set pursuant to section 8.04 hereof or, if no record date is fixed, after the date on which the list referred to in section 8.07 is prepared, and the transferee, upon producing properly endorsed certificates evidencing such shares or otherwise establishing that he owns such shares, demands not later than ten (10) days before the meeting that his name  be included to vote the transferred shares at the meeting. In the absence  of  a  list  prepared  as aforesaid in respect of a meeting of shareholders, every person shall be entitled to vote at  the meeting who at the close of business on the record date, or if no record date is set, at the close of business on the date preceding the date notice is sent, is entered in the securities register  as the holder of one or more shares carrying the right to vote at such meeting.

8.07 List of Shareholders Entitled to Notice

For every meeting of shareholders, the Corporation shall prepare a list of shareholders entitled to receive notice of the meeting, arranged in alphabetical order, and showing the number of shares held by each shareholder. If a record date for the meeting is fixed pursuant to section 8.04 hereof by the board, the shareholders listed shall be those registered at the close of business on the record date. If no record date is fixed by the board, the shareholders listed shall be those listed at the close of business on the day immediately preceding the day on which notice of a meeting is given, or where no such notice is given, the day on which the meeting is held. The list shall be available for examination by any shareholder during usual business hours at the registered office of the Corporation or at the place where its central securities register is maintained and at the place where the meeting is held.

8.08 Meetings Without Notice

A meeting of shareholders may be held without notice at any time and place permitted by the Act:

(a) if all the shareholders entitled to vote thereat are present in person or represented· by proxy or if those not present or represented by proxy waive notice of or otherwise consent to such meeting being held; and

(b) if the auditors and the directors are present or waive notice of or otherwise consent to such meeting being held.

At such meetings any business may be transacted which the Corporation at a meeting of shareholders may transact. If the meeting is held at a place outside Canada, shareholders not present or represented by proxy, but who have waived notice of or otherwise consented to such meeting, shall also be deemed to have consented to a meeting being held at such place.

8.09 Waiver of Notice

A shareholder and any other person entitled to attend a meeting of shareholders may in any manner waive notice of a meeting of shareholders and attendance of any such person at a meeting of shareholders shall constitute a waiver of notice of the meeting except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.
8.10 Chairman, Secretary and Scrutineers

The chairman of the board or, in his absence, the president, if such an officer has been elected or appointed and is present, or otherwise a vice-president shall be chairman of any meeting of shareholders. If no such person is present within fifteen (15) minutes from the time fixed for holding the meeting, or if those entitled to be chairman decline to take the chair, the persons present and entitled to vote shall choose one of their number or any other person to be chairman. If the secretary of the Corporation is absent, the chairman shall appoint some person, who need not be a shareholder, to act as secretary of the meeting. If desired, one or more scrutineers, who need not be shareholders, may be appointed by a resolution or by the chairman with the con sent of the meeting.
8.11 Persons Entitled to be Present

The only persons entitled to be present at a meeting of shareholders shall be those entitled to vote thereat, the directors and auditors of the Corporation and others who, although not entitled to vote, are entitled or required under any provision of the Act or the articles or by-laws to be present at the meeting. Any other person may be admitted only on the invitation of the chairman of the meeting or with the consent of the meeting.

8.12 Quorum

A quorum at any meeting of shareholders (unless a greater number of persons are required to be present or a greater number of shares are required to be represented by the Act or by the articles or by any other by-law) shall be shareholders present in person or represented by proxy or duly authorized representative not being less than two (2) in number unless there is only one shareholder in which case the quorum is one person present and being, or represented by proxy or duly authorized representative of such shareholder. If a quorum is present at the opening of any meeting of shareholders, the shareholders present or represented may proceed with the business of the meeting notwithstanding that a quorum is not present through the meeting. If a quorum is not present at the opening of the meeting of shareholders, the share holders present or represented may adjourn the meeting to a fixed time and place but may not transact any other business.

8.13 Proxyholders and Representatives

Votes at meetings of the shareholders may be given either person ally or by proxy; or, in the case of a shareholder who is a body corporate or association, by an individual authorized by a resolution of the board of directors or governing body of the body corporate or association to represent it at a meeting of shareholders of the Corporation, upon producing a certified copy of such resolution or otherwise establishing his authority to vote to the satisfaction of the secretary or the chairman.
A proxy shall be executed by the shareholder or his attorney authorized in writing and is valid only at the meeting in respect of which it is given or any adjournment of that meeting. A person appointed by proxy need not be a shareholder.
8.14 Time for Deposit of Proxies

The board may specify in a notice calling a meeting of shareholders a time, preceding the time of such meeting by not more than forty-eight (48) hours exclusive of Saturdays and holidays, before which time proxies to be used at such meeting must be deposited. A proxy shall be acted upon only if, prior to the time so specified, it shall have been deposited with the Corporation or an agent thereof specified in such notice or, if no such time having been specified in such notice, it has been received by the secretary of the Corporation or by the chairman of the meeting or any adjournment thereof prior to the time of voting.

8.15 Joint Shareholders

If two or more persons hold shares jointly, any one of them pre sent in person or duly represented at a meeting of shareholders may, in the absence of the other or others, vote the shares; but if two or more of those persons are present in person or represented and vote, they shall vote as one the shares jointly held by them.

8.16 Votes to Govern

Except as otherwise required by the Act, all questions proposed for the consideration of shareholders at a meeting of shareholders shall be determined by a majority of the votes cast and in the event of an equality of votes at any meeting of shareholders either upon a show of hands or upon a ballot, the chairman shall not have a second or casting vote.

8.17 Show of Hands

Subject to the Act, any question at a meeting of shareholders shall be decided by a show of hands, unless a ballot thereon is required or demanded as hereinafter provided. Upon a show of hands every person who is present and entitled to vote shall have one vote.  Whenever a vote by show of hands shall have been taken upon a question, unless a ballot thereon is so required or demanded, a declaration by the chairman of the meeting that the vote upon the question has been carried or carried by a particular majority or not carried and an entry to that effect in the minutes of the meeting shall be prima facie evidence of the fact without  proof of the number of the votes recorded in favour of or against any resolution or other proceeding in respect of the said question, and the result of the vote so taken shall be the decision of shareholders upon the said question.

8.18 Ballots

On any question proposed for consideration at a meeting of shareholders, a shareholder, proxyholder or other person entitled to vote may demand and the chairman may require that a ballot be taken either before or upon the declaration of the result of any vote by show of hands. If a ballot is demanded on the election of a chairman or on the question of an adjournment it shall be taken forthwith without an adjournment. A ballot demanded or required on any other question shall be taken in such manner as the chairman shall direct. A demand or requirement for a ballot may be withdrawn at any time prior to the taking of the ballot. If a ballot is taken each person present shall be entitled, in respect of the shares that he is entitled to vote at the meeting upon the question, to the number of votes as provided for by the articles or, in the absence of such provision in the articles, to one vote for each share he is entitled to vote. The result of the ballot so taken shall be the decision of the shareholders upon the question.

8.19 Adjournment

The chairman at a meeting of shareholders may, with the consent of the meeting and subject to such conditions as the meeting may decide, adjourn the meeting from time to time and from place to place. If a meeting of shareholders is adjourned for less than thirty (30) days, it shall not be necessary to give notice of the adjourned meeting, other than by announcement at the time of the adjournment. Subject to the

Act, if a meeting of shareholders is adjourned by one or more adjournments for an aggregate of thirty (30) days or more, notice of the adjourned meeting shall be given in the same manner as notice for an original meeting but, unless the meeting is adjourned by one or more adjournments for an aggregate of more than ninety (90) days, subsection 143(1) of the Act does not apply.

8.20 Resolution in Lieu of a Meeting

Except where not permitted in the Act, a resolution in writing signed by all the shareholders entitled to vote on that resolution at a meeting of shareholders is as valid as if it had been passed at a meeting of the shareholders; and a resolution in writing dealing with all matters required to be dealt with at a meeting of shareholders, and signed by all the shareholders entitled to vote at such meeting, satisfies all the requirements of the Act relating to meetings of shareholders. A copy of every such resolution in writing shall be kept with minutes of the meetings of shareholders. Any such resolution in writing is effective for all purposes at such time as the resolution states regardless of when the resolution is signed.

8.21 Only One Shareholder

Where the Corporation has only one shareholder or only one holder of any class or series of shares, the shareholder present in per son or duly represented constitutes a meeting.

9 SHARES

9.01 Non-Recognition of Trusts

Subject to the Act, the Corporation may treat the registered holder of any share as the person exclusively entitled to vote, to receive notices, to receive any dividend or other payment in respect of the share, and otherwise to exercise all the rights and powers of an owner of the share.

9.02 Certificates

The shareholder is entitled at his option to a share certificate that complies with the Act or a non-transferable written acknowledgement of his right to obtain a share certificate from, the Corporation in respect of the securities of the Corporation held by him. Share certificates and acknowledgements of a shareholder's right to a share certificate, respectively, shall be in such form as described by the Act and as the Board shall from time to time approve.  A share certificate shall be signed manually by at least one director or officer of the Corporation or by or on behalf of a registrar, transfer agent or branch transfer agent of the Corporation, or by a trustee who certifies it in accordance with a trust indenture, and any additional signatures required on the share certificate may be printed or otherwise mechanically reproduced on it.
9.03 Replacement of Share Certificates

The board or any officer or agent designated by the board may in its or his discretion direct the issuance of a new share certificate or other such certificate in lieu of and upon cancellation of a certificate that has been mutilated or in substitution for a certificate claimed to have been lost, destroyed or wrongfully taken on payment of such reasonable fee and on such terms as to indemnity, reimbursement of expenses and evidence of loss and of title as the board may from time to time prescribe, whether generally or in any particular case.

9.04 Joint Holders

The Corporation is not required to issue more than one share certificate in respect of shares held jointly by several persons, and delivery of a certificate to one of several joint holders is sufficient delivery to all. Any one of such holders may give effectual receipts for the certificate issued in respect thereof or for any dividend, bonus, return of capital or other money pay able or warrant issuable in respect of such certificate.

10 TRANSFER OF SECURITIES

10.01 Registration of Transfer

If a share in registered form is presented for registration of transfer, the Corporation shall register the transfer if:

  (a)  the share is endorsed by an appropriate person, as de fined in section 61 of the Act;

 (b) reasonable assurance is given that the endorsement is genuine and effective;

 (c) the Corporation has no duty to enquire into adverse claims or has discharged any such duty;

 (d) any applicable law relating to the collection of taxes has been complied with;

 (e) the transfer is rightful or is to a bona fide purchaser; and

 (f) the transfer fee, if any, has been paid.

10.02 Transfer Agents and Registrar
The board may from time to time by resolution appoint or remove one or more agents to maintain a central securities' register or registers and a branch securities' register or registers. Agents so appointed may be designated as transfer agent or registrar according to their functions, and a person may be appointed and designated with functions as both registrar and transfer or branch transfer agent. Registration of the issuance or transfer of a security in the central securities' register or in a branch securities' register is complete and valid registration for all purposes.
10.03 Securities' Registers

A central securities' register of the Corporation shall be kept at its registered office or at any other place in Canada designated by the directors to record the shares and other securities issued by the Corporation in registered form, showing with respect to each class or series of shares and other securities:

(a) the names, alphabetically arranged, and the latest known address of each person who is or has been a holder;

(b) the number of shares or other securities held by each holder; and

(c) the date and particulars of the issuance and transfer of each share or other security.

A branch securities' register or registers may be kept either in or outside Canada at such place or places as the directors may determine. A branch securities register shall only contain particulars of securities issued or transferred at that branch. Particulars of each issue or transfer of a security registered in a branch securities' register shall also be kept in the corresponding central securities register.

10.04 Deceased Shareholders

In the event of the death of a holder, or of one of the joint holders, of a.iy share, the Corporation shall not be required to make any entry in the securities' register in respect thereof or to make any dividend or other payments in respect thereof except upon production of all such documents as may be required by law and upon compliance with the reasonable requirements of the Corporation and its transfer agents.

11. DIVIDENDS AND RIGHTS

11.01 Dividends

Subject to the Act, the board may from time to time declare dividends payable to the shareholders according to their respective rights and interest in the Corporation. Dividends may be paid in money or property or by issuing fully paid shares of the Corporation.

11.02 Dividend Cheques

A dividend payable in money shall be paid by cheque to the order of each registered holder of shares of the class or series in respect of which it has been declared and shall be mailed by pre-paid ordinary mail to such registered holder at his address recorded in the Corporation's securities' register or registers unless such holder otherwise directs. In the case of joint holders, the cheque shall, unless such joint holders otherwise direct, be made payable to the order of all such joint holders and mailed to them at their recorded address. The mailing of such cheque as aforesaid, unless the same is not paid on due presentation, shall satisfy and discharge the liability for the dividend to the extent of the sum represented thereby plus the amount of any tax which the Corporation is required to and does withhold.

11.03 Non-Receipt of Cheques

In the event of non-receipt of any dividend cheque by the person to whom it is sent as aforesaid, the Corporation shall issue to such person a replacement cheque for a like amount on such terms as to indemnity, reimbursement of expenses and evidence of non-receipt and of title as the board may from time to time prescribe, whether generally or in any particular case.

11.04 Unclaimed Dividends

Any dividend unclaimed after a period of six (6) years from the date on which the same has been declared to be payable shall be forfeited and shall revert to the Corporation.

11.05 Record Date for Dividends and Rights

The board may fix in advance a date, preceding by not more than fifty (50) days the date for the payment of any dividend, as a record date for the determination of the persons entitled to receive payment of such dividend, provided that, unless waived as provided for in the Act, notice of any such record date is given, not less than seven (7) days before such record date, by newspaper advertisement in the manner provided in the Act and by written notice to each stock exchange in Canada, if any, on which the Corporation's shares are listed for trading. Where no record date is fixed in advance as aforesaid, the record date for the determination of the persons entitled to receive payment of any dividend shall be at the close of business on the day on which the resolution relating to such dividend is passed by the board.

12. INFORMATION AVAILABLE TO SHAREHOLDERS

12.01 Confidential Information

Except as provided by the Act, no shareholder shall be entitled to obtain information respecting any details or conduct of the Corporation's business which in the opinion of the directors it would be inexpedient in the interests of the Corporation to communicate to the public.

12.02 Conditions of Access to Information

The directors may from time to time, subject to rights conferred by the Act, determine whether and to what extent and at what time and place and under what conditions or regulations the documents, books and registers and accounting records of the Corporation or any of them shall be open to the inspection of shareholders and no shareholder shall have any right to inspect any document or book or register or account record of the Corporation except as conferred by statute or authorized by the board of directors or by a resolution of the shareholders.

12.03 Registered Office and Separate Records Office

The registered office of the Corporation shall be at a place within Canada and at such location therein as the board may from time to time determine. The records office will be at the registered office or at such location, if any, within Canada, as the Board may from time to time determine.

13. NOTICES

13.01 Method of Giving Notices

A notice or document required by the Act, the Regulations, the articles or the by-laws to be sent to a shareholder or director of the Corporation may be sent by prepaid mail addressed to, or may be delivered personally to:

(a) the shareholder at his latest address as shown in the records of the Corporation or its transfer agent; and

(b) the director at his latest address as shown in the records of the Corporation or in the last notice filed under section 101 or 108.

A notice or document sent by mail in accordance with the foregoing to a shareholder or director of the Corporation is deemed to be received by him at the time it would be delivered in the ordinary course of mail unless there are reasonable grounds for believing that the shareholder or director did not receive the notice or document at the time or at all.

13.02 Notice to Joint Shareholders

If two or more persons are registered as joint holders of any share, any notice may be addressed to all of such joint holders, but notice addressed to one of such persons shall be sufficient notice to all of them.

13.03 Persons Entitled by Death or Operation of Law
Every person who, by operation of law, transfer, death of a shareholder or any other means whatsoever, shall become entitled to any share, shall be bound by every notice in respect of such share which shall have been duly given to the shareholder from whom he derives his title to such share prior to his name and address being entered on the securities' register (whether such notice was given before or after the happening of the event upon which he became so entitled) and prior to his furnishing to the Corporation the proof of authority or evidence of his entitlement prescribed by the Act.

13.04 Non-Receipt of Notices

If a notice or document is sent to a shareholder in accordance with section 13.01 and the notice or document is returned on three (3) consecutive occasions because the shareholder cannot be found, the Corporation is not required to send any further notice or documents to the shareholder until he informs the Corporation in writing of his new address; provided always, that in the event of the return of a notice of a shareholders' meeting mailed to a shareholder in accordance with section 13.01 of this by-law the notice shall be deemed to be received by the shareholder on the date deposited in the mail notwithstanding its return.

13.05 Omissions and Errors

Subject to the Act, the accidental omission to give any notice to any shareholder, director, officer, auditor or member of a committee of the board or the non-receipt of any notice by any such person or any error in any notice not affecting the substance thereof shall not invalidate any action taken at any meeting held pursuant to such notice or otherwise founded thereon.

13.06 Signature on Notices

Unless otherwise specifically provided, the signature of any director or officer of the  Corporation  to any notice or document to be given  by the Corporation  may  be written,  stamped,  typewritten or printed or partly written, stamped, typewritten or printed.

13.07 Waiver of Notice

If a notice or document is required by the Act or the Regulations, the articles, the by-laws or otherwise to be sent, the sending of the notice or document may be waived or the  time for  the notice or document may be waived or abridged at any time with the consent in  writing  of the person entitled to receive it.

14. MISCELLANEOUS

14.01 Directors to Require Surrender of Share Certificates

The directors in office when a Certificate of Continuance is issued under the Act are hereby authorized to require the shareholders of the Corporation to surrender their share certificates, or such of their share certificates as the directors may deter mine, for the purpose of cancelling the share certificates and replacing them with  new share certificates  that  comply with section  45  of the Act, in particular, replacing existing share certificates with share certificates that are not negotiable securities under the Act. The directors in office shall act  by  resolution  under  this section 14.01 and shall in their discretion decide the manner in which they shall require  the surrender of existing share certificates and the time within which the shareholders  must  comply with the requirement and the form or forms of the share certificates to be issued in place of the existing share certificates. The directors may take such proceedings as they deem necessary to compel any shareholder to comply with a requirement to surrender his share certificate  or certificates pursuant to this section. Notwithstanding any other provision  of  this  by-law,  but subject to the Act, the directors may refuse to  register  the transfer  of  shares  represented  by a share certificate that has not been surrendered pursuant to a requirement under this section.

14.02 Financial Assistance to Shareholders, Employees and Others

The Corporation may give financial assistance by means of a loan, guarantee or otherwise:

(a) to any person in the ordinary course of business if the lending  of  money is part of the ordinary business of the Corporation;

(b) to any person on account of expenditures incurred or  to  be incurred  on behalf of  the Corporation;

(c) to a holding body corporate if the Corporation is a wholly-owned subsidiary of the holding body corporate;

(d) to a subsidiary body corporate of the Corporation; or

(e) to employees of the Corporation or any of its affiliates;
  (i)  to enable or assist them to purchase or erect living accommodation for their own occupation; or
     (ii)  in accordance with the plan for the purchase of shares of the Corporation or any of its affiliates to be held by a trustee;

  and, subject to the Act:

(f) to any shareholder, director, officer or employee of the Corporation or of an affiliated corporation or to an associate of any such person for any purpose; or

(g) to any person for the purpose of or in connection with a purchase of a share issued or to be issued by the Corporation or an affiliated corporation.

14.03 Severability

The invalidity or unenforceability of any provision of this by-law shall not affect the validity or enforceability of the remaining provisions of this by-law.

DATED the 18th day of June 1993.

SIGNED ON BEHALF OF AND BY ORDER OF THE BOARD OF DIRECTORS BY:

President	Secretary

RESOLVED that the foregoing By-Law No. 1 of the By-Laws of the Corporation was approved by the Shareholders of the Corporation at a General Meeting of Shareholders held on the 18th day of June 1993.

DATED the 18th day of June 1993.

President